Exhibit 99.01
OGE Energy Corp. reports first quarter 2022 results

OKLAHOMA CITY — OGE Energy Corp. (NYSE: OGE), the parent company of Oklahoma Gas and Electric Company ("OG&E") today reported earnings of $1.39 per diluted share, during the three months that ended March 31, 2022, compared to $0.26 per diluted share in the same period 2021.

•OG&E, a regulated electric utility, reported earnings of $0.19 per share in the first quarter, compared with earnings of $0.06 per share in the first quarter last year.
•Natural Gas Midstream Operations reported earnings of $1.15 per share in the first quarter, compared to net income of $0.19 per share in the first quarter 2021.
•The holding company and other operations reported earnings of $0.05 per share compared to $0.01 per share in the first quarter 2021.

"Solid execution and load growth in the first quarter have us on plan for the year" said Sean Trauschke, OGE Energy Corp. Chairman, President and CEO. "We continue to grow our investments in technology and equipment that benefit customers through improved reliability, resiliency, communication and security to energize their homes, businesses and lives."

First Quarter 2022
OG&E's reported net income of $39 million, or $0.19 per share in the first quarter, compared to $11 million, or $0.06 per share, in the same period 2021. The increase in net income was primarily due to higher operating revenues driven by the loss in 2021 from the Guaranteed Flat Bill program during Winter Storm Uri and higher revenues in 2022 from the recovery of capital investments, partially offset by increased depreciation on a growing asset base, and higher operation and maintenance expense.

Natural Gas Midstream Operations contributed net income to OGE Energy Corp. of $230 million, or $1.15 per share in the first quarter, compared to net income of $38 million, or $0.19 per share in the same period 2021. The increase in net income was primarily due to a $282.3 million pre-tax unrealized mark-to-market gain on OGE Energy's investment in Energy Transfer's equity securities, partially offset by a decrease in equity in earnings of Enable, which was driven by the merger of Enable and Energy Transfer closing in December 2021, and higher income tax expense.

Subsequent to March 31, 2022, OGE began the exit of its Energy Transfer investment. Through the end of April 2022, OGE has sold 21.75 million units of Energy Transfer limited partner units, resulting in pre-tax net proceeds of $246 million and a remaining ownership percentage of approximately two percent based on the latest publicly available information filed by Energy Transfer.

Other Operations net income of $10.4 million includes a tax benefit impact due to a consolidating tax adjustment of $11.9 million related to the unrealized gain on OGE’s investment in Energy Transfer's equity securities during the period that will reverse over the course of the year.

OGE Energy's net income was $280 million or $1.39 per share in the first quarter, compared to earnings of $53 million or $0.26 per share in the year-ago quarter.

2022 Outlook
OG&E's 2022 earnings guidance is unchanged and is between approximately $375 million to $395 million, or $1.87 to $1.97 per average diluted share. As indicated in its 2021 Form 10-K, OGE Energy did not issue guidance for its natural gas midstream operations segment and therefore did not issue 2022 consolidated earnings guidance. See OGE Energy's 2021 Form 10-K for other key factors and assumptions underlying its 2022 guidance.

Conference Call Webcast
OGE Energy Corp. will host a conference call for discussion of the results on Thursday, May 5, at 8 a.m. CDT. The conference will be available through the Investor Center at www.oge.com.

OGE Energy Corp. is the parent company of OG&E, a regulated electric utility with approximately 882,000 customers in Oklahoma and western Arkansas. In addition, as a result of the merger between Enable Midstream and Energy Transfer LP, OGE Energy Corp. owned approximately two percent of Energy Transfer's limited partnership units at the end of April 2022. Energy Transfer is a publicly traded limited partnership with core operations that include complementary natural gas midstream, intrastate and interstate transportation and storage assets; crude oil, NGL and refined product transportation and terminalling assets; and NGL fractionation.

Exhibit 99.01

Some of the matters discussed in this news release may contain forward-looking statements that are subject to certain risks, uncertainties, and assumptions. Such forward-looking statements are intended to be identified in this document by the words "anticipate," "believe," "estimate," "expect," "intend," "objective," "plan," "possible," "potential," "project," "target" and similar expressions. Actual results may vary materially. Factors that could cause actual results to differ materially include, but are not limited to: general economic conditions, including the availability of credit, access to existing lines of credit, access to the commercial paper markets, actions of rating agencies, inflation rates and their impact on capital expenditures; the ability of the Company and its subsidiaries to access the capital markets and obtain financing on favorable terms as well as inflation rates and monetary fluctuations; the ability to obtain timely and sufficient rate relief to allow for recovery, including through securitization, of items such as capital expenditures, fuel costs, operating costs, transmission costs and deferred expenditures; prices and availability of electricity, coal and natural gas; competitive factors, including the extent and timing of the entry of additional competition in the markets served by the Company; the impact on demand for services resulting from cost-competitive advances in technology, such as distributed electricity generation and customer energy efficiency programs; technological developments, changing markets and other factors that result in competitive disadvantages and create the potential for impairment of existing assets; factors affecting utility operations such as unusual weather conditions; catastrophic weather-related damage; unscheduled generation outages, unusual maintenance or repairs; unanticipated changes to fossil fuel, natural gas or coal supply costs or availability due to higher demand, shortages, transportation problems or other developments; environmental incidents; or electric transmission or gas pipeline system constraints; availability and prices of raw materials and equipment for current and future construction projects; the effect of retroactive pricing of transactions in the SPP markets or adjustments in market pricing mechanisms by the SPP; federal or state legislation and regulatory decisions and initiatives that affect cost and investment recovery, have an impact on rate structures or affect the speed and degree to which competition enters the Company's markets; environmental laws, safety laws or other regulations that may impact the cost of operations, restrict or change the way the Company's facilities are operated or result in stranded assets; changes in accounting standards, rules or guidelines; the discontinuance of accounting principles for certain types of rate-regulated activities; the cost of protecting assets against, or damage due to, terrorism or cyberattacks, including losing control of our assets and potential ransoms, and other catastrophic events; creditworthiness of suppliers, customers and other contractual parties, including large, new customers from emerging industries such as cryptocurrency; social attitudes regarding the utility, natural gas and power industries; identification of suitable investment opportunities to enhance shareholder returns and achieve long-term financial objectives through business acquisitions and divestitures; increased pension and healthcare costs; the impact of extraordinary external events, such as the current pandemic health event resulting from COVID-19, and their collateral consequences, including extended disruption of economic activity in the Company's markets with an unclear path to national and global economic recovery; potential employee engagement issues and/or increased rates of employee turnover if federal or state authorities impose COVID-19-related vaccine or testing mandates; global events that could adversely affect and/or exacerbate macroeconomic conditions, including inflationary pressures, supply chain disruptions and uncertainty surrounding continued hostilities or sustained military campaigns; costs and other effects of legal and administrative proceedings, settlements, investigations, claims and matters, including, but not limited to, those described in the Form 10-Q for the period ending March 31, 2022; business conditions in the energy and natural gas midstream industries, including specifically for Energy Transfer that may affect the fair value of the Company's investment in Energy Transfer's equity securities and the level of distributions the Company receives from Energy Transfer; difficulty in making accurate assumptions and projections regarding future distributions associated with the Company's investment in Energy Transfer's equity securities, as the Company does not control Energy Transfer; and other risk factors listed in the reports filed by the Company with the Securities and Exchange Commission, including those listed in Risk Factors in the Company's 2021 Form 10-K for the year ended December 31, 2021.

Note: Condensed Consolidated Statements of Income for OGE Energy Corp., Condensed Statements of Income and Comprehensive Income for Oklahoma Gas & Electric Company, and Financial and Statistical Data for Oklahoma Gas & Electric Company attached.

Exhibit 99.01
OGE ENERGY CORP.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended March 31,
(In millions, except per share data)	2022	2021
OPERATING REVENUES
Revenues from contracts with customers	$578.1	$1,621.0
Other revenues	11.2	9.6
Operating revenues	589.3	1,630.6
FUEL, PURCHASED POWER AND DIRECT TRANSMISSION EXPENSE	255.7	1,346.8
OPERATING EXPENSES
Other operation and maintenance	115.0	109.3
Depreciation and amortization	107.4	98.7
Taxes other than income	28.1	27.2
Operating expenses	250.5	235.2
OPERATING INCOME	83.1	48.6
OTHER INCOME (EXPENSE)
Gain (loss) on equity securities	282.3	—
Equity in earnings of unconsolidated affiliates	—	53.2
Allowance for equity funds used during construction	1.3	1.3
Other net periodic benefit expense	(9.4)	(1.4)
Other income	22.6	3.0
Other expense	(5.2)	(2.0)
Net other income	291.6	54.1
INTEREST EXPENSE
Interest on long-term debt	39.4	38.4
Allowance for borrowed funds used during construction	(1.2)	(0.8)
Interest on short-term debt and other interest charges	1.9	1.8
Interest expense	40.1	39.4
INCOME BEFORE TAXES	334.6	63.3
INCOME TAX EXPENSE	55.1	10.6
NET INCOME	$279.5	$52.7
BASIC AVERAGE COMMON SHARES OUTSTANDING	200.2	200.1
DILUTED AVERAGE COMMON SHARES OUTSTANDING	200.6	200.1
BASIC EARNINGS PER AVERAGE COMMON SHARE	$1.40	$0.26
DILUTED EARNINGS PER AVERAGE COMMON SHARE	$1.39	$0.26

Exhibit 99.01
OKLAHOMA GAS AND ELECTRIC COMPANY
CONDENSED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended March 31,
(In millions)	2022	2021
OPERATING REVENUES
Revenues from contracts with customers	$578.1	$1,621.0
Other revenues	11.2	9.6
Operating revenues	589.3	1,630.6
FUEL, PURCHASED POWER AND DIRECT TRANSMISSION EXPENSE	255.7	1,346.8
OPERATING EXPENSES
Other operation and maintenance	115.5	110.3
Depreciation and amortization	107.4	98.7
Taxes other than income	26.8	25.7
Operating expenses	249.7	234.7
OPERATING INCOME	83.9	49.1
OTHER INCOME (EXPENSE)
Allowance for equity funds used during construction	1.3	1.3
Other net periodic benefit expense	(1.4)	(0.9)
Other income	1.2	1.7
Other expense	(0.4)	(0.4)
Net other income	0.7	1.7
INTEREST EXPENSE
Interest on long-term debt	38.5	38.4
Allowance for borrowed funds used during construction	(1.2)	(0.8)
Interest on short-term debt and other interest charges	0.9	0.8
Interest expense	38.2	38.4
INCOME BEFORE TAXES	46.4	12.4
INCOME TAX EXPENSE	7.4	1.2
NET INCOME	$39.0	$11.2
Other comprehensive income, net of tax	—	—
COMPREHENSIVE INCOME	$39.0	$11.2

Exhibit 99.01
OKLAHOMA GAS AND ELECTRIC COMPANY
FINANCIAL AND STATISTICAL DATA

	Three Months Ended
	March 31,
(Dollars in millions)	2022	2021
Operating revenues by classification:
Residential	$231.7	$573.3
Commercial	131.5	309.7
Industrial	58.7	147.7
Oilfield	53.4	161.3
Public authorities and street light	49.4	123.9
System sales revenues	524.7	1,315.9
Provision for tax refund	(0.6)	—
Integrated market	22.8	302.1
Transmission	35.8	36.3
Other	6.6	(23.7)
Total operating revenues	$589.3	$1,630.6
MWh sales by classification (In millions)
Residential	2.5	2.5
Commercial	1.6	1.5
Industrial	1.0	1.0
Oilfield	1.0	1.0
Public authorities and street light	0.7	0.6
System sales	6.8	6.6
Integrated market	0.3	0.3
Total sales	7.1	6.9
Number of customers	882,499	871,494
Weighted-average cost of energy per kilowatt-hour (In cents)
Natural gas (A)	6.064	43.843
Coal	2.752	1.786
Total fuel (A)	4.220	21.168
Total fuel and purchased power (A)	3.436	18.401
Degree days
Heating - Actual	2,010	2,066
Heating - Normal	1,887	1,800
Cooling - Actual	3	6
Cooling - Normal	10	13
(A)Decreased primarily due to both elevated pricing from Winter Storm Uri and higher market prices related to increased natural gas prices in 2021.